EX-28.h.2.r

DFA INVESTMENT DIMENSIONS GROUP INC.

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT ADDENDUM

NUMBER TWENTY-ONE

THIS ADDENDUM is made as of the 30th day of March, 2007, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”), and PFPC INC., successor to “Provident Financial Processing Corporation” (“PFPC”).

WITNESSETH:

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services to the Fund pursuant to an Administration and Accounting Services Agreement, dated June 19, 1989, as amended (the “Agreement”), which, as of the date hereof, remains in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement, as agreed to in writing by PFPC and the Fund; and

WHEREAS, PFPC presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to two (2) new portfolios of the Fund, designated as DFA California Short-Term Municipal Bond Portfolio and T.A. U.S. Core Equity 2 Portfolio, each of which is listed on Schedule B, attached hereto; and

WHEREAS, the name of the Tax-Managed U.S. Small Cap Value Portfolio, one of the Portfolios listed on Schedule B, has been changed to the Tax-Managed U.S. Targeted Value Portfolio; and

WHEREAS, Paragraph 18 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. The Agreement is amended to provide that the portfolios set forth on “Schedule B, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated March 30, 2007,” which is attached hereto, shall be “Portfolios” under the Agreement.

2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed to in writing, from time to time, by the Fund and PFPC.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. The effective date of this Addendum shall be March 30, 2007.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Twenty-one to the Agreement to be executed by their duly authorized officers designated below on the day and year first written above.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Valerie Brown
Name:	Valerie A. Brown
Title:	Vice President

PFPC INC.

By:	/s/ Jay F. Nusblatt
Name:	Jay F. Nusblatt
Title:	SVP

Amended and Restated

March 30, 2007

SCHEDULE B

PORTFOLIOS OF

DFA INVESTMENT DIMENSIONS GROUP INC.

U.S. Small Cap Portfolio

U.S. Large Company Portfolio

U.S. Small Cap Value Portfolio

U.S. Large Cap Value Portfolio

Enhanced U.S. Large Company Portfolio

U.S. Micro Cap Portfolio

U.S. Targeted Value Portfolio

LWAS/DFA International High Book to Market Portfolio

Emerging Markets Portfolio

Japanese Small Company Portfolio

United Kingdom Small Company Portfolio

Continental Small Company Portfolio

Asia Pacific Small Company Portfolio

DFA One-Year Fixed Income Portfolio

DFA Two-Year Global Fixed Income Portfolio

Emerging Markets Value Portfolio

DFA Real Estate Securities Portfolio

DFA International Small Cap Value Portfolio

Large Cap International Portfolio

DFA Five-Year Global Fixed Income Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA Five-Year Government Portfolio

VA Small Value Portfolio

VA Large Value Portfolio

VA International Value Portfolio

VA International Small Portfolio

VA Short-Term Fixed Portfolio

VA Global Bond Portfolio

International Small Company Portfolio

Emerging Markets Small Cap Portfolio

Tax-Managed U.S. Targeted Value Portfolio (formerly Tax-Managed U.S. Small Cap Value Portfolio)

Tax-Managed U.S. Small Cap Portfolio

Tax-Managed DFA International Value Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

Tax-Managed U.S. Equity Portfolio

DFA Short-Term Municipal Bond Portfolio

Emerging Markets Core Equity Portfolio

U.S. Core Equity 1 Portfolio

U.S. Core Equity 2 Portfolio

International Core Equity Portfolio

U.S. Vector Equity Portfolio

Emerging Markets Social Core Portfolio

DFA Inflation-Protected Securities Portfolio

DFA International Real Estate Securities Portfolio

DFA California Short-Term Municipal Bond Portfolio

T.A. U.S. Core Equity 2 Portfolio